Exhibit 10.18

                             STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT (this "Agreement") is entered into effective the ____ day of _______________, 2001, by and among Schimatic Cash Transactions Network.com, Inc., a corporation duly organized and existing under the laws of the state of Florida ("Pledgor"), and [_______________________________________],
the holder of a Limited Recourse Convertible Promissory Note in the principal amount of $[__________], (the "Secured Party"), issued as part of a series of up to $1,500,000 in aggregate principal amount of Limited Recourse Convertible Promissory Notes (the "Notes").

                                   WITNESSETH:

     WHEREAS, Pledgor has issued the Notes and wishes to secure the payment of the indebtedness evidenced by the Notes and any promissory note taken in renewal, exchange or substitution thereof or therefor, including interest on all of the foregoing and all costs of collecting the same and Pledgor's obligations and liabilities under this Agreement (together with the Notes and this Agreement, the "Documents") however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing, or due or to become due (all of the obligations and liabilities described in the preceding clauses being herein collectively called the "Liabilities").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and of the direct and indirect benefits to be received by Pledgor as a result of the foregoing, the parties hereto agree as follows:

         1.       Grant of Security Interest.
                  --------------------------

               (a) As collateral  security for the due and punctual  performance and payment of all the Liabilities, Pledgor hereby delivers to Secured Party and grants to Secured Party a continuing security interest in that number of shares of Pledgor's restricted common stock (the "Collateral") equivalent to the principal amount of the Note set forth above divided by $_____, or [__________] shares, evidenced by certificate number _________ ___ representing such shares registered in the name of Pledgor (the "Certificate"), accompanied by a separate stock power and an irrevocable letter of instruction to the Pledgor's stock transfer agent, instructing that upon Secured Party's tender of the Certificate and related stock power accompanied by an affidavit of Secured Party evidencing Pledgor's default, the stock transfer agent shall issue a certificate in the name of Secured Party for the number of shares of Pledgor's common stock determined in accordance with the foregoing calculation. As interest accrues on the Note at a rate of 20% per month as provided therein, Pledgor shall be entitled to retain that number of shares that is equal to such accrued interest divided by the lesser of (i) the Market Price (as defined below) per share for such common stock as of the last day on which the common stock is traded during the month for which such interest is due or (ii) $____. For purposes hereof, "Market Price" shall mean the closing sales price for the common stock as quoted on a registered national securities exchange or, if not listed on a national exchange, the Nasdaq Stock Market, or, if not listed on such an exchange or included on the Nasdaq Stock Market, the closing sales price on the over-the-counter market, or, if not traded on any of the foregoing, as determined by the board of directors through any other reliable means of determination available. If, as a result of the foregoing, the number

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          of shares of common  stock  retained  as  Collateral  is less than the remaining unpaid principal balance of the Note, plus interest to accrue for the next succeeding month divided by $0.10, upon the written request of Secured Party, Pledgor shall promptly, but in any event within five business days, deliver one or more certificates for such number of additional shares of common stock as shall be required in accordance with the foregoing calculation.

               (b) The security interest granted to Secured Party hereunder is given to secure payment of the Note, as may be hereafter amended, supplemented, renewed, extended and/or modified, payable as to principal and interest as therein provided.

               (c) The pledge of the stock as security as described above shall be subject to the following:

                    (i) During the term of this Agreement,  and so long as there shall not be an Event of Default (hereinafter defined) under this Agreement or the Note, Secured Party shall not have the right to vote the pledged shares on any matters submitted to a vote of stockholders.

                    (ii) In the event that,  during the term of this  Agreement, any reclassification, readjustment or other change is declared or made in the capital structure of the corporation whose stock is pledged, all such new, substituted and additional shares or other securities issued by reason of any such change shall be issued in the name of Pledgor and held by Secured Party under the terms of this Agreement in the same manner as the shares of stock originally pledged hereunder.

                    (iii) Upon the  occurrence  of an Event of Default,  Secured
               Party shall have the right to execute upon the security interest granted hereunder and, in connection therewith, cause to have that number of shares of common stock to which Secured Party is entitled as determined in accordance with this Agreement issued in the name of Secured Party. Pledgor shall provide Secured Party an irrevocable letter of instruction to the stock transfer agent, instructing that upon Secured Party's tender of the Certificate and related stock power accompanied by an affidavit of Secured Party evidencing Pledgor's default, the stock transfer agent shall issue a certificate in the name of Secured Party for the number of shares of Pledgor's common stock determined in accordance with the foregoing calculation. Upon any such execution on the Collateral pursuant to the terms of this paragraph, Secured Party shall have all rights appurtenant to ownership of common stock of Pledgor, including the right to vote such stock.

                    (iv) At such time as Pledgor's  obligations to Secured Party under the Note are fully satisfied, Secured Party shall cause to be delivered to Pledgor the Certificate and related stock powers and shall execute all documents necessary to terminate the pledge.

     2. Representations and Warranties of Pledgor. As an inducement to Secured Party to enter into this Agreement and to consummate the transactions contemplated hereby, Pledgor represents, covenants and warrants to Secured Party and agrees as follows:

          (a) Pledgor is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except to the extent the failure to so qualify would not materially and adversely affect the business, operations, properties, assets or condition of Pledgor.

          (b) Pledgor has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions herein contemplated. Pledgor has full power and authority to execute, deliver and perform the Note and this Agreement. This Agreement is the legal, valid and binding agreement of Pledgor, enforceable between the parties in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Pledgor's articles of incorporation or bylaws or violate, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default, an Event of Default, or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any encumbrance upon any of the Collateral, under any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Pledgor or any of the Collateral is subject or by which Pledgor is bound.

          (c) Pledgor has made no other or prior pledges of the Collateral. No Uniform Commercial Code financing statement covering any of the Collateral is on file in any public office other than the security interest created by this Agreement. All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by Pledgor to Secured Party, and all other written information heretofore or hereafter furnished by Pledgor to Secured Party, are and will be true and correct as of the date furnished.

          (d) Until the Note is paid in full, Pledgor will neither issue stock that has earnings, distribution or voting rights superior to the common stock that is the Collateral, nor issue common stock for an amount of consideration less than $1.25 per share.

         3.       Default.
                  -------

          (a) An Event of Default shall be deemed to have occurred upon the happening of any of the following events or conditions:

               (i) the failure or refusal of Pledgor to pay principal of or interest on the Notes when the same becomes due in accordance with the terms thereof and such failure or refusal is not cured within 10 calendar days after Pledgor has notice thereof;


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               (ii) the failure or refusal of Pledgor punctually and properly to perform, observe and comply with any other covenant or agreement contained in this Agreement or the Documents, and such failure or refusal is not cured or remedied within 30 days after Pledgor has written notice thereof;

               (iii) Pledgor shall (1) become insolvent, (2) fail to pay its debts generally as they become due, (3) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter), or (4) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Secured Party granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar Laws from time to time in effect affecting the Rights of creditors generally. "Rights" means rights, remedies, powers and privileges. "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality or Tribunal. "Tribunal" means any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted and/or existing;

               (iv) the failure to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration or similar proceeding against the Collateral or any of the assets of Pledgor, or the loss, theft or destruction of or occurrence of substantial damage to a material part of the assets of Pledgor, except to the extent adequately covered by insurance; or

               (v) the occurrence of an "event of default" under the Notes.

          (b) If any one or more of the Events of Default specified above shall have happened, the rights of the Secured Party shall be limited to converting the principal of and accrued but unpaid interest on the Note to shares of common stock of Pledgor or an equity interest in Smart Chip Technologies, LLC, as provided in the Note, or to executing and foreclosing on the collateral described in the separate Accommodation Pledge Agreement entered into between Smart Chip Technologies, LLC and the Secured Party and other holders of similar notes, and in the event that any sale of the Collateral shall be insufficient to satisfy the Liabilities, the Secured Party shall not seek and shall not be entitled to obtain a deficiency or personal judgment against Pledgor.

     4. Representations and Warrantees of Secured Party. In connection with the possible acquisition by Secured Party of the Collateral upon execution of this security interest, Secured Party represents that the common stock would be acquired solely for investment purposes, without a view to or for resale in connection with any distribution of such common stock or any interest therein without registration or other compliance under the Securities Act of 1933, as amended, and that Secured Party has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. Secured Party is an "accredited investor" as that term is defined in Rule 501 of Regulation D

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promulgated  under the  Securities Act of 1933.  Secured Party,  either alone or
with  its  duly  constituted   representative,   has  sufficient  knowledge  and
experience investing in companies similar to Pledgor, so as to be able to evaluate the risks and merits of its investment in Pledgor and is able financially to bear the risk thereof, including a complete loss of its entire investment.

         5.       Miscellaneous Provisions.
                  ------------------------

          (a) The parties shall execute and deliver all Documents or instruments, provide all information, and take or forebear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

          (b) All notices, demands, requests or other communications required or authorized hereunder shall be in writing and shall be deemed to have been given on the date of service if personally served or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or on the following day if delivered by overnight courier service, or on the third day after mailing if mailed by certified mail, return receipt requested, if sent to the addresses or facsimile numbers set forth herein or other such addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder.

          (c) No delay on the part of Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

          (d) This Agreement, together with the other Documents, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. No amendment to, modification or waiver of, or consent with respect to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Secured Party, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (e) Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          (f) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one and the same Agreement and any signed counterpart shall be deemed signed and delivered if it is delivered by the party signing it to any other party hereto by electronic facsimile transmission.

          (g) This Agreement has been delivered at Salt Lake City, Utah, and shall be construed in accordance with and governed by the laws of the state of Utah, excluding principles of choice or conflicts of law. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such

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     provision or the  remaining  provisions  of this  Agreement.  Any action or proceeding brought to enforce this Agreement shall be instituted in Salt Lake County, Utah, if brought in a Utah state court, or in the District of Utah, Central Division, if brought in a federal court.

          (h) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that this provision shall not be construed as permitting assignment, substitution, delegation or other transfer of rights or obligations, except strictly in accordance with the provisions of this Agreement.

          (i) The duties of a party under this Agreement may not be delegated by either party, in whole or in part, without the prior written consent of the other party.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                   Pledgor:

                                   Schimatic Cash Transactions Network.com, Inc.


                                   By
                                     -------------------------------------------
                                        Its duly authorized officer

                                 Secured Party:


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